As filed with the Securities and Exchange Commission on November 28, 2006
Registration No. 333-_______
==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SEA 2 SKY CORPORATION
                 (Name of small business issuer in its charter)

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            NEVADA                            4725                      98-0479847
   (State or jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)     Classification Code Number)      Identification No.)

                    RPO 75156, White Rock, British Columbia,
                   Canada, V4B 5L4 Phone 604-313-5410
         (Address and telephone number of principal executive offices)

                          CSC Services of Nevada, Inc.
         502 East John Street, Carson City, Nevada, 89706 (775) 882-3072
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
   7609 Ralston Road, Arvada, CO, 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------

Title of Each Class of       Amount To Be       Proposed Maximum          Proposed Maximum            Amount of
Securities To Be Registered  Registered (1)     Offering Price Per Unit   Aggregate Offering Price    Registration
                                                                                                      Fee
--------------------------------------------------------------------------------------------------------------
Common Stock                      880,000                $0.10                     $88,000                $ 11.15
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              Subject to Completion

                                   Prospectus
                              Sea 2 Sky Corporation
                         880,000 shares of Common Stock

We are offering 880,000 shares of common stock of Sea 2 Sky Corporation a Nevada corporation, at a price of $0.10 per share for a total amount of $88,000.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We intend to have an application filed on the company's behalf by a market maker for approval of common stock for quotation on the Over-the Counter/Bulletin Board quotation system, subject to effectiveness of the Registration Statement.

Our common stock is presently not listed on any national securities exchange or the NASDAQ Stock Market nor any other venue.

The Offering:

    =======================================================================
    880,000 shares Offered                        Price Per Share        Total
    ----------------------                        ---------------        -----
    Public Price                                       $0.10           $88,000
    Underwriting Discounts and Commissions(1)          - 0 -               $ 0
                                                                           ---
    Total                                              $0.10           $88,000
                                                                       -------
    =======================================================================

We are conducting this offering as a "self-underwriting" offering through our officers and directors, and therefore, we will pay no underwriting fees or commissions

         1. We are not using an underwriter for this offering.

         2. We have no minimum offering other than a minimum purchase of 5,000 shares / ($500). We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to us for its use and retained by our company regardless of whether or not there are any additional sales under this offering.

         3. Our closing date for the offering is September 30, 2007 unless all shares are sold prior to that date.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this Prospectus is November 27, 2006.


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                                          TABLE OF CONTENTS

=======================================================================================================
Item No.  Item in Form SB-2 Prospectus Caption                                                   Page No.
1         Front of Registration Statement and Outside Front Cover Page of Prospectus
2         Prospectus Cover Page
3         Prospectus Summary and Risk Factors                                                        4
4         Use of Proceeds                                                                           12
5         Determination of Offering Price                                                           13
6         Dilution                                                                                  13
7         Selling Security Holders                                                                  15
8         Plan of Distribution                                                                      15
9         Legal Proceedings                                                                         16
10        Directors, Executive Officers, Promoters and Control Persons                              16
11        Security Ownership of Certain Beneficial Owners and Management                            18
12        Description of Securities                                                                 18
13        Interest of Named Experts and Counsel                                                     19
14        Disclosure of Commission Position on Indemnification for Securities Act Liabilities       19
15        Organization within Last Five Years                                                       19
16        Description of Business                                                                   19
17        Plan of Operation                                                                         25
18        Description of Property                                                                   27
19        Certain Relationships and Related Transactions                                            27
20        Market for Common Equity and Related Stockholder Matters                                  27
21        Executive Compensation                                                                    29
22        Financial Statements                                                                  F-1 - F-11
23        Changes In and Disagreements With Accountants on Accounting and Financial Disclosure      29

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only

Item No. 3:       PROSPECTUS SUMMARY AND RISK FACTORS

The Company

We incorporated as Sea 2 Sky Corporation on November 16th, 2005 in the State of Nevada. Our principal executive offices are located at RPO 75156, White Rock, British Columbia, Canada, V4B 5L4. Telephone number is (604) 313-5410.

We are a development stage company. As of the date of this prospectus, we have not had any revenues or begun operations and we have few assets. Our company has no employees at the present time. We do not expect to commence earning revenues until at least three months after this registration statement becomes effective.

Since  incorporation,  we have  not made any  significant  purchases  or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

We intend to provide personal guided tours to tourists who travel to North America by way of British Columbia, Canada. We intend to develop all inclusive travel packages that will provide professional, individual and group services to visitors who arrive in Vancouver, BC. Visitors will choose from a handful of packages that will take them from Vancouver, BC to Victoria, Tofino, Whistler, Hope or other pre-determined destination in British Columbia. These tours will range from adrenaline-focused adventures to shopping sprees on Vancouver's Robson Street; or relaxing in tranquil getaways and capitalizing on the natural beauty that British Columbia has to offer.

Focusing initially on the Japanese market and secondarily on the Asian market, bilingual tour guides and other necessary staff will provide the required services for each visitor or group. Our professional staff will act as translators fluent in the language of the visitors. We will cater to the visitors `every' need, providing chauffer services, booking dinner reservations, sight seeing and guiding tours, to ensure that clients have the most rewarding experience while on vacation. Please refer below, to Item 16: Description of the Business.

Summary of Financial Information

                                                  As at August 31, 2006
----------------------------------------------------------------------
Current Assets                                                  $33,441
----------------------------------------------------------------------
Current Liabilities                                              $3,000
----------------------------------------------------------------------
Shareholders' Equity                                            $30,441
----------------------------------------------------------------------

----------------------------------------------------------------------

                                 From November 16th, to August 31, 2006
----------------------------------------------------------------------
Revenues                                                             $0
----------------------------------------------------------------------
Net Loss                                                         $4,559
----------------------------------------------------------------------

We have not begun operations and are currently without revenue. We do not have any employees at the present time. As at August 31, 2006, our accumulated deficit was $4,559. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

   ========================================================================
   Common Shares Outstanding Before This Offering                  3,500,000
   ------------------------------------------------------------------------
   Maximum Shares Being Offered                                      880,000
   ------------------------------------------------------------------------
   Maximum Common Shares Outstanding After This Offering           4,380,000
   ========================================================================

We are authorized to issue 75,000,000 shares of common stock. Our current shareholders, officers and directors collectively own 3,500,000 shares of restricted common stock. These shares were issued at an average price of $0.01 per share.

Our offering consists of 880,000 shares of our common stock (the "Offering"). The offering price is $0.10 per share. None of our officers, directors or significant investors owns any of the shares being offered.

There is currently no public market for the common stock of Sea 2 Sky, as it is presently not traded on any market or securities exchange.

Company Risk Factors

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in our company. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Our Business Plan and Concept are Unproven and the Ability to Commence Significant Operations is Questionable.

We are unaware of any other business that operates or has operated with the same or similar business purpose as outlined in this prospectus. We have no way to judge whether or not the business plan is viable. Therefore, an investment in our company is very risky, as the business model cannot be compared to any similar operations.

We Have Never Sold Any Tour Packages and May Never Be Able To Do So Profitably. Our Failure to Sell Tour Packages Profitably Will Drain Available Cash and Eventually Force Us to Cease Operations.

We formed our Company in November 2005 and there is no meaningful historical data for an investor to evaluate. As of August 31, 2006 we had $33,441 in assets and $3,000 in liabilities. The revenue and income potential of our business and the market for online sales of tour packages has to be proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our infrastructure, website and affiliates. As a result, we have a net loss from operations since inception and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

With No Minimum Share Sale Requirement it is Possible that Our Company will Fail to Implement its Entire Business Plan Despite Having Raised some Funds from this Offering.

Our offering is not subject to any minimum number of shares to be sold. Consequently, the early investor is not assured of any other shares being sold. You may be the only purchaser. If we fail to sell the entire offering, we will not be able to implement our entire business plan, and this fact would substantially increase the risk to your investment.

We are dependent upon this offering to be able to implement the business plan and the lack of revenues and profits may make obtaining additional capital more difficult. We presently have no significant operating capital and are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence the proposed business. Upon completion of this offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is a self-underwritten offering. We have no commitments for additional funding. If we need to and are unable to raise additional capital, then the investor may lose his investment.

Our Independent Auditors' Report States that there is a Substantial Doubt that we will be able to Continue as a Going Concern.

Our independent auditors Schumacher & Associates Inc., a Registered Public Accounting Firm, state in their audit report, dated November 14, 2006, and included with this prospectus, that since we have no business operations to date and must secure additional financing to commence our plan of operations, these matters raise substantial doubt about our ability to continue as a going concern.

Securing Travel Agencies as Affiliates Under Contact, Which We Have Not Done to Date, is Critical to Our Ability to Have our Tour Packages Represent For Sale in the Various Japanese and Asian Markets.

Securing one or more affiliates under contract to sell our tour packages number of important steps:
     o Establishing sufficient brand recognition to attract the attention of affiliates as well as the tourist;
     o Offering sufficient financial incentives and marketing resources as to attract appropriate affiliates;
     o Successfully contracting with, and keeping under contract, appropriate affiliates.

Identifying and contracting with appropriate affiliates involves the successful execution of the above steps, which requires capital and human resources. We have not made any efforts to put affiliates under contract to date. We may not have sufficient capital or human resources to successfully accomplish these steps. If we fail to identify, contract with and retain appropriate affiliates, we will not have a successful product offering and will not attract customers, without whom we will not derive revenues and will be unable to continue operations.

We Must Build a Website Offering Travel Tour Packages in Order to be Able to Sell These Tour Packages to the Public or We Will Not Be Able to Derive Sufficient Revenue.

In order to establish these venues to market specialty tour packages we must establish;
     o An Internet website highlighting all of our contracted affiliates along with the tour packages and the specialty services being offered for sale;
     o E-commerce capability on our Internet website so that we can sell these packages directly to online customers for delivery of itineraries and booked services to their homes or offices;
     o Affiliate websites that will allow our affiliates to market our products to affiliate clients as well as acknowledging the affiliate contracts.

All of these projects are in the early stages of development and require substantial time and resources to complete. We intend to launch a basic interim website, which will feature our current business plan. A domaine name has not yet been chosen. We hope this website can generate sufficient capital to develop our planned affiliate program and e-commerce website. In addition, we may sell our tour packages through other means in order to raise the necessary capital. This may include selling our tour packages on e-Bay or through other agencies. We currently do not have any preliminary agreement with any agency. In addition, we currently do not have the funds to open a travel agency.

We Must Acquire Staff With Skill Sets to Implement our Business, or We Will Not Be Able to Execute Our Business Plan.

We do not currently have the resources or staff to complete all of the projects listed above and may not develop the technical, financial or human resources to complete these projects. Without completing these projects successfully, we will not have a mechanism for revenue and we will therefore not derive any revenue. Without revenue, we will quickly consume our available cash and may be forced to cease operations.

Our Initial Reliance on the Limited Features of a Low-Budget Website Could Result in an Unsatisfactory Customer Experience and Failure of Our E-Commerce Model.

Due to funding constraints, we plan to deploy an initial website for approximately $3,000. This website will not interactive, nor will it have dynamic pages, nor will it give customers the ability to understand what any eventual full service website might be like. We risk alienating potential customers with this low cost site and will not be able to develop or test our contemplated business model until the site is upgraded. Our customers may be frustrated with the lack of features on our site and may decide permanently to take their business elsewhere. This could result in a failure of our e-commerce model, even if we were to upgrade the site at a later date.

We Need $88,000 to Commence our Plan of Operations. Without These Funds, Our Limited Contingency Plan For Sale of the Tour Packages May Fail. We May Therefore Never be Able to Commence Operations.

We believe we require $88,000 to commence operations as currently planned. There can be no assurance that this offering will produce those proceeds or that we will derive the proceeds through any other mechanism. We have a contingency plan to sell our tour packages on our interim website, or through other travel agencies. We may not be successful at selling our packages through any of these mechanisms. It is difficult to drive traffic to a website without spending money on internet or other marketing. Even if potential customers visit the website, they may not buy a tour package. No assurance can be given that anyone will buy the tour packages on e-Bay or from other travel agencies. If we do not raise the proceeds or sell our tour packages, we will not be able to commence operations and we will fail, resulting in a total loss of investment.

Failure to Develop the Audience or to Convert the Audience to Purchasers Will Result in Insufficient Sales and Revenue and We May Not Be Able to Sustain Operations.

We expect that many of the same factors that will influence potential purchasers to visit our affiliates or view our online brochures will also control their purchasing. We may not be successful in achieving either of these ends without being able to:
     o Drive purchasers to an affiliate location and e-commerce Internet site which we plan to build;
     o Sign affiliates and/or travel agencies under contract that will appeal to our customer demographic, both online customers and affiliate retail store-front customers;
     o Establish and enhance our infrastructure to handle an expanded number of affiliates and their clients;
     o Continue to research and develop affiliates along with expanded offering of tour packages;
     o Diversify our product offerings to appeal to a more diverse range of travelers and visitors to British Columbia.

Our investment in these programs will require substantial amounts of cash, which may not be available. Such expenditures will affect adversely our short-term profitability. In the interim when funds are low, we have developed a scaled-down version of our planned Internet site. We may fail to successfully implement these programs or otherwise fail to develop a qualified audience of purchasers. Such a failure would impact revenues adversely, and cause our business to suffer. Without sufficient revenues, we will be unable to fund our ongoing operations and would have to cease operations.

We May Not be Able to Compete  Effectively  Against  Dominant  Companies  in the
Tourism and Travel Business or the Online Specialty Tour Package Business Because We Lack the Equipment, Staff, Strategic Alliances and Experience.

There are numerous, well-financed competitors who offer tour packages for sale through agencies and/or web sites which will directly compete with us for the traveler, tourist and tour group operators. Several competitors have larger staffs, more resources, more strategic alliances, more sophisticated equipment and more experience in the field of providing tour packages to the public than we do. We have not demonstrated that we can compete successfully against these competitors and we may not be able to in the future. If we are unable to effectively compete in the travel industry, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail.

If Essential Officers Leave Prior to Securing Replacements, the Company Will Be Left Without Management or Employees and Its Business Operations Would Cease.

Our chief executive officer, secretary and a director are entirely responsible for the development and execution of our business. They are under no contractual obligation to remain employed by us. If any of them should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop the tour packages, provide the translation and cultural component of our packages, complete the website and secure affiliates for us. We will fail without appropriate replacements.

If Ms. Misao Hamilton, an Essential Director, Leaves Prior to Securing a Replacement, the Company Will Be Left Without a Bilingual Employee and Its Business Operations Would Cease.

Our directors are entirely responsible for the development and execution of our business. They are under no contractual obligation to remain employed by us. If Ms. Hamilton should choose to leave us for any reason before we have hired additional personnel, we will fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who would be fluent in both English and Japanese. We will fail without an appropriate replacement.

Our Management Has No Prior Experience in Running an Internet Business and Therefore May Not be Able to Successfully Manage the Development or Growth of Our Company in This Field.

Our management has no experience in running a travel internet business. Although Ms. Rose has some experience marketing travel and tour packages, this experience may not be useful in developing and marketing products that are appealing to the internet browser. The internet business present serious managerial and operational challenges. Our inexperience may cause us to make serious mistakes in the development or implementation of our business plan which could make it impossible for us to profitably package and offer for sale travel and tour packages on the Internet. Our management may be unable to develop or grow a business in this field due to its inexperience.

Unrestricted Sales of 880,000 Shares of Stock By Our Selling Stockholders Could Have a Huge Negative Impact on Our Share Price, and the Market For Our Shares.

Rules of the SEC about penny stocks apply to us and may impair our share price and marketability.

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and our securities. (See "Description of Securities Penny Stock Classification.")

"Penny Stocks" are stocks:
1.  with a price of less than $5.00 per share;
2.  that are not traded on a "recognized" national exchange;
3. whose price are not quoted on the NASDAQ automated Quotation at not less than $5.00 per share;
4. issuers with net tangible assets of less than $2 million (if the issuer has been in continuous operation less than three years as is our situation).

The requirements affecting brokers affecting trades in our shares, which are discussed in the Risk Factors immediately following, reduce the potential market for our shares by reducing the number of potential investors. This will make it more difficult for investors in our common stock to sell shares to their parties or to otherwise dispose of them. This, in turn, could cause our stock price to decline, and this impediment to trading could cause difficulty to our stock to ever develop any consistency in volume, or any substantial volume, which negatively affects liquidity of the shares and which may affect our share price negatively.

Regulations Regarding Penny Stocks May Impair Our Shares' Tradability in the Market if One Ever Develops.

Our securities, if and when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may adversely affect the ability of investors and broker-dealers to sell our securities and also may adversely affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore. (See "Description of Securities.")

Investors Should Be Aware of the Risks in the Market for Penny Stocks and the Possibilities of Fraud and Abuse.

We want shareholders to be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. The Company will not be able to control any of such patterns.

You May Not Be Able to Liquidate Your Investment Since There is No Assurance That a Public Market Will Develop For Our Common Stock or That Our Common Stock Will Ever be Approved for Trading on a Recognized Exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTCBB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that regular trading market will develop or that if delivered, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

We Do Not Expect to Pay Dividends, and Investors Should Not Buy Our Common Stock Expecting to Receive Dividends.

We have not paid any dividends on our common stock in the past, and we do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and, if we are not successful in having our shares listed or quoted on any exchange or quotation system, then you may not have any manner to liquidate or received any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends, we may have trouble raising additional funds which could affect our ability to expand our business operations.

We Expect Our Stock Price to be Volatile Which Could Cause Investment Losses to Purchasers of Our Stock.

The trading price of our common stock is likely to be highly volatile. Our stock price could fluctuate widely in response to many factors, including the following:

     o    Our historical and anticipated quarterly and annual operating results;
     o Announcements of new products or services by us or our competitors or new competing technologies;
     o    Investor perceptions of us and investments relating to the imaging;
     o    Developments in the imaging industry;
     o    Technological innovations;
     o Changes in pricing made by us, our competitors or providers of alternative services;
     o    The addition or loss of business customers;
     o Variations between our actual results and analyst and investor expectations;
     o Conditions or trends in the medical imaging industry, including regulatory developments;
     o    Announcements   by   us   of   significant   acquisitions,   strategic
          partnerships, joint venture or capital commitments;
     o    Additions or departures of key personnel;
     o    General market and economic conditions.

In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for internet and technology companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

Share Purchasers Could Suffer Dilution From Issuances of Shares in the Future For Consideration Less Than That Paid By Our Current Investors.

We may issue additional shares to finance our future capital and operations requirements and for research and development of our proposed products. Any issuance will reduce the present percent of ownership of previous investors and will result in additional dilution to investors purchasing shares in the market.

Future Sales of Our Common Stock by Restricted Shareholders Could Have a Depressive Effect on the Market Price for Our Stock.

Currently we have 4,380,000 shares of common stock outstanding, including those being offered for resale in this registration. Subject to restrictions on transfer referred to below, all other shares of common stock which we have not registered are treated as "restricted securities" as defined under the
Securities Act (3,500,000 shares) and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of these shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock by causing the supply exceeding demand.

We May Issue Shares to Raise Capital or For Services in the Future at a Price Lower Than That Paid By Current Investors and Such Actions Would be Dilutive, Even Highly Dilutive, of Current Outstanding Shares, Which Would Adversely Affect Market Values.

We will need to raise substantial additional capital and may issue shares for cash, services, or acquisitions at a price less than that paid by current owners, as needs arise. This poses a risk for investors in that there is no protection for them against such dilutive issuances, which could ultimately adversely affect the market and price for our shares, if a market ever develops.

Our Operating Results in Future Periods are Likely to Fluctuate Significantly and May Fail to Meet or Exceed the Expectations of Securities Analysts or Investors, and This Could Affect Our Market Price, If Any.

Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of our control. These factors include many of which are discussed in other risk factors; such as low revenues, competition, failure to approve products proposed, lack of additional capital, competition, management changes, and intellectual property infringement claims to extremely high operating costs. If our operating results are negatively affected by any of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.

We May Be Unable to Obtain the Additional Capital Required to Grow Our Business. We May Have to Curtail Our Business if We Cannot Find Adequate Funding, Resulting Ultimately in Business Failure.

Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:
     o    shortfalls in anticipated revenues or increases in expenses;
     o    the development of new services;
     o the expansion of our operations, including the recruitment of additional personnel.

We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Without Being Able to Commence Operations, We Will Not Have a Means to Develop and Sell Tour Packages and Would Never Be Operational or Profitable, Resulting in a Total Loss of Your Investment.

We believe that we will have to raise at least $88,000 in proceeds either from the sale of shares registered in this offering or revenue to commence operations as currently planned. As we will be spending proceeds of the warrant as they are exercised, we may spend proceeds without being able to complete a viable product offering.

We Have a  Limited  Operating  History  That You Can Use to  Evaluate  Us,  and,
Therefore, We May Not Survive If We Meet Some of the Problems, Expenses, Difficulties, Complications and Delays Frequently Encountered by a Start up Company.

We were incorporated on November 16, 2005 in the State of Nevada. To date, we have not undertaken any significant operations. Accordingly, you can evaluate our business, and, therefore, our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies. To date, we have completed only part of our business plan. As a start-up company, we can provide no assurances that we will be able to make the necessary steps to achieve profitability in the future, such as expanding our customer base and expanding our online travel related services to traditional retail venues.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

If We Are Unable to Generate Significant Revenues from Our Operations, We May Be Unable to Expand Our Services and May be Forced to Cease Operations.

If we are unable to generate significant revenues from our operations, we could be forced to delay, scale back or eliminate certain services and product development programs. We intend to increase the number of destinations featured on our site and our products offered. Ultimately the expansion of our products and featured destinations may allow us to become profitable. However, if we fail to generate significant revenues in the future, then we will not able to expand our product line as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

Dilution to Present and Future Shareholders by Sale of This Offering New Issuances in the Future Will Occur.

Upon the sales of shares, there may be substantial dilution to the shareholders. The offering price of $.10 is substantially higher than the pro forma, net tangible book value per share of our outstanding common stock. The net tangible book value attributable to our shares as of August 31, 2006 was $30,441, or $0.0087 per share. Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities. After giving effect to possible sale of our shares at a price of $.10 per share, and after deducting the offering expenses payable, the adjusted net tangible book value attributable to our common stock will increase. This represents an immediate increase in net tangible book value per share to the holders of our existing common stock and an immediate dilution per share to shareholders purchasing shares of stock at the offering price of $.10 per share. See "Dilution" hereinafter on page 13.

Our Stock Price May Experience Volatility Because of Competitive Developments and Other Factors Beyond Our Control and You May Lose All Or a Part of Your Investment.

The market prices of stock for companies, which provide travel services particularly following an initial offering, often reach levels that bear no relationship to the past or present operating performance of those companies. These market prices may not be sustainable in the after market.

Item No. 4:  USE OF PROCEEDS

We intend to raise $88,000 from the sale of 880,000 shares of common stock at $0.10 per share. This offering is for a maximum amount of $88,000 and no minimum sale requirement We have no intention of returning any stock sale proceeds to investors if the maximum amount is not raised.

The following table indicates how we intend to use these proceeds of this offering.

         ===================================================================
         Proceeds from Sale of Common Stock                           $88,000
         -------------------------------------------------------------------
         Expenses
         Legal Counsel and Auditor                                      8,000
         Marketing and Promotion                                       20,000
         Website Development                                           13,000
         Travel and Hospitality                                        15,000
         Computer Network, Hosting and Telecom                          8,000
         Bookkeeping, Office and Administration                        12,000
         Office Furniture, and Equipment                               11,000
         Miscellaneous Administration Expenses                          1,000
                                                              ----------------
         Total                                                        $88,000
         ===================================================================

The above expenditure items are defined as follows:

         Legal Counsel and Auditor: This expenditure item refers to the normal legal and auditing costs associated with fulfilling the reporting and auditing obligations of a publicly traded company. It will also cover the cost of preparation of appropriate agreements and documents. We expect to make these expenditures throughout the year, commencing upon the effective date of this registration statement.

         Marketing and Promotions: This expenditure refers to the cost of a marketing program and the provision of product information to our customers and travel agencies who will join our affiliate program. This will include direct marketing though local newspaper advertising directed to specific geographic locations and demographic groups, as well as magazine advertising and cross-promotions with other travel agencies. We expect to be incurring these costs beginning the third month of operations after the effective date of the registration statement of which this prospectus is a part, and continuing throughout the remainder of the year.

         Website Development: This expense is the cost associated with further development of our website. Since the website will be used as a primary means to promote and provide our tour packages, it will be given the most amount of attention following the public offering of which this prospectus is a part. Work on our preliminary interim website will begin soon. Eventually, the website will function in multiple languages (Japanese, Mandarin, Cantonese, and Taiwanese) in relationship with the cities where we are able to establish an affiliate. Clients will be able to order their complete tour package or dialogue with a consultant by email to determine the best package for them. Budgeted funds as shown in the table will begin this process and secure development for the first 12 months of operations commencing upon funds being available from this offering.

         Travel and Hospitality: This expenditure is for traveling to and corresponding with agents who will represent our interests in the overseas markets. Also, this expenditure will help to gain a thorough understanding of the market and how to market efficiently to the very specific demographic of the Japanese and South East Asian market. In conjunction with marketing these travels will subsequently allow for cross-promotional ideas with the accepted partners and affiliates. The goal is to have travel agency affiliates in 5 major cities; Tokyo, Seoul, Hong Kong, Bangkok, and Dubai who are all willing to promote reciprocal business with us. We will develop a network via the web where all affiliates can log on and check availability and prices for their clients.

         Computer Network, Hosting and Telecom: This expenditure refers to the mandatory costs associated with having a web-based business. Costs have been kept to a minimum to allow for greater marketing and promotions. These costs, however, will cover hosting the website for one year, telephone service for a year, and internet service for one year as well as assisting in customer service, regulatory maintenance and updating. This expenditure will pay for multiple computers users, assisting in customer service, regulatory maintenances, and updating. It will also allow for a seamless flow of information of one computer to the others creating a much more efficient working environment. We expect this expense to begin within six months after the closing of this offering and continue through the balance of the year.

         Bookkeeping, Office and Administration: This expense is to cover the cost of bookkeeping and other office and administrative costs. It will include office supplies.

         Office Furniture and Equipment: This expenditure refers to items such as desks, chairs, computer hardware and software, multiple work center, telephone system, filing cabinets, and other similar office requirements. We expect to me making these expenditures throughout the year, commencing during the 2nd quarter after the effective date of the registration statement.

         Miscellaneous Administration Expenses: This expense refers to any miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.

There is no assurance that we will raise the full $88,000 as anticipated. The following is the break down of how management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:


 Expenditure Item                                   25%          50%           75%         100%
----------------------------------------------------------------------------------------
Legal Counsel and Auditor                         8,000        8,000         8,000        8,000
----------------------------------------------------------------------------------------
Marketing and Promotion                           5,000       14,000        15,000       20,000
----------------------------------------------------------------------------------------
Website Development                               3,000        7,000        10,000       13,000
----------------------------------------------------------------------------------------
Travel and Hospitality                              500        3,000        12,000       15,000
----------------------------------------------------------------------------------------
Computer Network, Hosting and Telecom             3,000        4,000         7,000        8,000
----------------------------------------------------------------------------------------
Bookkeeping, Office and Administration            1,000        6,000         9,000       12,000
----------------------------------------------------------------------------------------
Office Furniture, Supplies and Equipment          1,000        1,000         4,000       11,000
----------------------------------------------------------------------------------------
Miscellaneous Administrations Expenses              500        1,000         1,000        1,000
----------------------------------------------------------------------------------------
Total                                           $22,000      $44,000       $66,000      $88,000
                                                -------      -------       -------

         If only 25% of the offering is sold, we will continue with development plans. Much of the office expenses will be placed on hold. Our directors and officers will participate in all functions to generate sales and revenue from the business. Website development and marketing will be the major areas of focus. We will use the office furniture of the directors and only basic software systems will be purchased until sufficient capital becomes available. The directors will take responsibility for monthly bookkeeping and quarterly in-house interim financial statements for the accountant's review. We anticipate that the $22,000 along with the expectation of limited revenue from modest sales will be sufficient to sustain operations during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed later in this prospectus under the heading "PLAN OF OPERATION".

         If less than $22,000 were made available, we would severely restrict our purchases, only incurring expenses deemed necessary for the short term success of the business. After legal and accounting costs are covered, any remaining funds would be used for further development of the website.

         In the event that only 50% of the offering amount is raised, we will be able to further the plan of operation; however, the Company's activities will be severely restricted. We would need to restrict purchases to a limited budget, only purchasing and incurring expenses deemed necessary. Travel will be minimized as we would place greater importance on the website development and marketing. We will restrict office furniture purchase and heavily rely on the directors and officers to fulfill the functions of the business. Without the ability to aggressively pursue the plan of operations, it is likely that we will take much longer to build a profitable business.

         If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items. Office & administration, as well as furniture & equipment purchase will be two areas of spending heavily restricted.

The monies we have raised thus far from selling stock to its officers and directors will be sufficient to pay all expenses of this offering, which is estimate to be $30,000. The total amount of the money raised from the sale of the 880,000 shares we are offering will be used for the purpose of furthering the Company's plan of operation, as detailed under the heading " PLAN OF OPERATION" below.


Item No. 5:  DETERMINATION OF OFFERING PRICE

There is no established market for our common stock. Our offering price for shares sold pursuant to this offering is set at $0.10 per share. The 3,500,000 shares of stock already purchased by officers and directors were sold for $0.01 per share. All of the outstanding shares of our stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.


Item No. 6:  DILUTION

We are offering shares of its common stock for $0.10 per share through this offering. Since our inception on November 16th, 2005, our officers and directors have purchased shares of its common stock for $0.01 per share.

Comparative Data
----------------
The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.


                             Shares Purchased   Total Consideration    Average
                            Number     Percent  Amount     Percent   Price/Share

Existing shareholders
   If 50% sold (min)       3,500,000    88.8%   $35,000     44.3%       $0.01
   If 75% sold             3,500,000    84.1%   $35,000     34.7%       $0.01
   If 100% sold (max)      3,500,000    79.9%   $35,000     28.5%       $0.01

New shareholders
   If 50% sold (min)        440,000     11.2%   $44,000     55.7%       $0.10
   If 75% sold              660,000     15.9%   $66,000     65.3%       $0.10
   If 100% sold (max)       880,000     20.1%   $88,000     71.5%       $0.10

Total
   If 50% sold (min)       3,940,000     100%   $79,000     100%        0.0201
   If 75% sold             4,160,000     100%  $101,000     100%        0.0243
   If 100% sold (max)      4,380,000     100%  $123,000     100%        0.0281

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the offering is sold.

                                                 25%     50%      75%      100%
-----------------------------------------------------------------------
Net Tangible Book Value Per Share Prior to
Stock Sale                                   0.0087  0.0087   0.0087    0.0087
-----------------------------------------------------------------------
Net Tangible Book Value Per Share After
-----------------------------------------------------------------------
Cost of Shares owned by existing
-----------------------------------------------------------------------
Cost of Shares owned by new investors at
-----------------------------------------------------------------------
Increase in Net Book Value Per Share Due
-----------------------------------------------------------------------
Loss (subscription price of $.10 less net
tangible book value per share)               0.0940  0.0887   0.0840    0.0798

     * Computation of Net Tangible Book Value per Share after stock sale includes the offering costs of $30,000

As at August 31, 2006, the net tangible book value of our stock was $0.0087 per share. If we are successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of our stock after deducting the offering costs of $30,000 would be $88,441 or approximately $0.0202 per share. That would represent an immediate increase of $0.0115 in net tangible book value per share and $0.0798 or 79.8% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share. The existing stockholders have purchased a total of 3,500,000 shares for an aggregate amount of $35,000 or an average cost of $0.01 per share. Your investment in our shares will cost you $0.10 per share. In the event that this offering is fully subscribed the book value of the stock held by the existing stockholders will increase by $0.0115 per share, while your investment will decrease by $0.0798 per share.

If this offering is fully subscribed, the total capital contributed by new investors will be $88,000. The percentage of capital contribution will then be 28% for the existing stockholders and 72% for the new investors. The existing stockholders will then hold, as a percentage, 80% of the issued and outstanding shares of our company, while the new investors will hold, as a percentage, 20%.

Item No. 7:   SELLING SECURITY HOLDERS

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item No. 8:   PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares on a self-underwritten basis. There will be no underwriters used, no dealers' commissions, and no passive market making. Our officers and directors, Irene Getty, Sandra Rose and Misao Hamilton, will sell securities on behalf of this offering. Irene Getty, Sandra Rose and Misao Hamilton are not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers. They are serving as our officers and directors otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering. They have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities. Our officers and directors intend to contact people that they know from previous business relationships in connection with their efforts to sell the securities offered by this prospective. We will only use this prospectus in connection with this offering and no other sales materials. Since our officers and directors are

Canadian residents, we expect all of the sales of this offering to be conducted in the western provinces of Canada. If at a later date we determine to conduct this offering in the United States, we will have to comply with applicable state securities laws of the states where we would be offering the securities, which could include registering as an issuer-dealer. Since we currently do not plan on conducting the offering in any particular state, we have not determined the requirements of any states securities laws that would be applicable with respect to this offering.

We plan to offer shares to the public, at a price of $0.10 per share with no minimum amount to be sold. The officers and directors will not purchase any shares under this offering. We will keep the offering open until we sell all of the shares registered, or September 30, 2007, which ever occurs first. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks will be made payable to our company or as the business may otherwise direct.

Any funds received from this offering will immediately be made available for our use and retained by us regardless of whether or not we sell any additional shares under this offering. Any funds not immediately used for corporate purposes will be deposited into an interest bearing account in our name, and interest accrued on such funds will be retained by us.

Item No. 9:   LEGAL PROCEEDINGS

We are is not a party to any pending legal proceedings, nor are we aware of any government authority contemplating any legal proceeding against it.

Item No. 10:  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Irene Getty, President, Member of the Board, age 53

Ms. Irene Getty has served as our President and a member of the Board of Directors since November 16th, 2005. The term of her office is for two years and thereafter renewable on an annual basis. She also served as Secretary/Treasurer from November 16 to November 29, 2005.

Presently Ms. Getty is self employed. Since 1998 Ms. Getty has been self-employed offering bookkeeping and accounting services to other small businesses. She has also been providing training in bookkeeping and accounting software.

From 1993 to 1998 Ms. Getty worked with Speedy Printing and Printfastic Printing in Surrey, British Columbia. Ms. Getty held an administrative role for the company in which she did the bookkeeping and accounting. Following a family move from Edmonton, Alberta, to Surrey British Columbia, in 1986, Ms Getty was a homemaker until April 1993. From 1983 to 1986 Ms. Getty did the bookkeeping and accounting for Baptist General Conference in Alberta and Baptist General
Conference of Canada in Edmonton Alberta. From 1970 to 1982, Ms. Getty was employed by Rendek Construction in Edmonton, Alberta where she began her career as a receptionist and worked into a role as the bookkeeper for the business.

Irene Getty has taken courses in accounting and bookkeeping from Northern Alberta Institute of Technology in Edmonton, Alberta in 1972 and computerized accounting at Pro Soft Training Institute in Surrey, British Columbian in 1993.

Irene Getty will assist our company in all functions of bookkeeping and accounting allowing for the other members of the board to focus on marketing and development of the business.

The flexibility of Ms. Getty's schedule allows her to spend up to 20 hours a week to the operations of our company. She has voiced that she will be willing to spend more time with the business as it grows and after the second quarter of operations.

Ms. Getty is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Sandra Rose, Secretary/Treasurer, Member of the Board, age 33

Ms. Sandra Rose has served as Secretary/Treasurer and Director since November 29, 2005. The term of her office is for two years and is thereafter renewable on an annual basis.

Ms. Sandra Rose presently working full time and serves as Assistant Manager for Flight Centre Inc. in Surrey, British Columbia. She has held this position since April 2003.

From November 1995 through November 2001 Ms. Rose worked for Canada 3000 Airlines which was centered in Vancouver, British Columbia, Canada. She began working in Customer Service and eventually became a Senior Flight Attendant with the company. After the company closed operations, Ms. Rose took a year off from work to be a full-time homemaker. She returned to the work force in January 2003 and took the training to became a Life Insurance Representative with AILTIG International, AIL Income Life Insurance, in Burnaby British Columbia.

In June 1995, Sandra Rose graduated from Sheridan College in Oakville, Ontario with a Diploma in Travel and Tourism. She also has taken personal development courses: a First Aid course from St. John's in British Columbia, BST 1 & 2 BC Corps of Commissionaires, Full LLQP Insurance Council of BC, Serving It Right & Super Hosting, and Simply Accounting.

Sandra Rose is currently working full time, and is able to devote up to 16 hours a week when we begin operations. As our company grows, Sandra is interested in spending more time with the business and transitioning from her current position to a full time position with our company.

Ms. Rose is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.


Mr. Misao Hamilton, Member of the Board of Directors, age 39

Mr. Misao Hamilton has served on the Board of Directors since November 29, 2005.

Ms. Hamilton has joined the board of directors in order to create the programs and manage the translators for Sea 2 Sky Tours. Language barrier is one of the most difficult aspects of the business and Ms. Hamilton reads and speaks English and Japanese fluently. With her understanding of the Japanese language and culture, Ms. Hamilton will bridge the language barrier in Japan and throughout parts of South East Asia, and deal with issues involving customer service and human resources.

Ms. Hamilton graduated from Hamura High School in Tokyo, Japan in March of 1985 and from the Kokusaibunka Technical College of Hair Design in Tokyo, Japan in September of 1996. Ms. Hamilton has work experience in both Japan and Canada.

Ms. Hamilton is currently employed as a hairstylist at Classic Beauty Salon in New Westminster, British Columbia, Canada. She has worked there since May 2001. From February 1999 to April 2001, she was employed by Sachi's Coiffures Ltd., in Burnaby, British Columbia, Canada.

From June 1998 though February 1999 Ms Hamilton served as a waitress/hostess at Sobadokaor Hara Noodole Restaurant in Tokyo Japan. From June 1994 though June 1998, Ms Hamilton worked as a beautician/hairstylist at Salon de Apple in Tokyo, Japan.

December 1992 to May 1994, Ms Hamilton traveled in Canada.

From October 1989 through December 1992, was a dental/oral surgery assistant at the U.S. Air Force Base Yokota Hospital/Dental Clinic, in Tokyo, Japan. 1986 to 1989, she worked as a dental assistant/receptionist for Okikura Dental Clinic, in Tokyo, Japan. In 1985 and 1986, Ms. Hamilton worked as a sales person for Yuki Belle Femme Ltd, in Tokyo, Japan, selling fur and leather products.

Since Ms. Hamilton is currently working part time, she is prepared to dedicate up to 20 hours a week to the operations of our company.

Ms. Hamilton is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.


Item No. 11:  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table details our current shareholders owning 5% or more of the common stock, and shares owned by our directors and officers as of October 15, 2006:


                                                                    Amount and Nature of
Title of      Name and Address of Beneficial Owner                  Beneficial Ownership   Percent of Class(1)
Class
--------------------------------------------------------------------------------       --------------------
Common        Irene Getty                                                 1,500,000               42.86%
              President and member of the Board of Directors
              #11,  16318 - 82 Avenue
              Surrey, British Columbia, Canada, V3S 8K2
--------------------------------------------------------------------------------       --------------------
Common        Sandra Rose                                                 1,000,000               28.57%
              Secretary/Treasurer and Member of Board of Directors
              1577 Stayte Road
              White Rock, British Columbia, Canada, V4B 4Z4
--------------------------------------------------------------------------------       --------------------
Common        Misao Hamilton                                              1,000,000               28.57%
--------------------------------------------------------------------------------       --------------------
Common        Directors and officers as a group of 3                      3,500,000              100.00%

(1) The percentage of class is based on the total number of shares outstanding of 3,500,000. We do not have any outstanding options, warrants or rights to acquire shares of capital stock.


Item No. 12:  DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value. Each of the shares of common stock to be issued pursuant to this prospectus will be fully paid and non-assessable when issued. We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of our company, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Item No. 13:  INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in our company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of our company.


Item No. 14: DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada Revised Statutes requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada Revised Statutes permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of our company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada Revised Statutes prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada Revised Statutes may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada Revised Statutes also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling the company pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable


Item No. 15:  ORGANIZATION WITHIN LAST FIVE YEARS

See Item No. 19: "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below.


Item No. 16:  DESCRIPTION OF BUSINESS

Business Development

The company was incorporated on November 16th, 2005 in the State of Nevada. Operations have yet to begin and there is currently no revenue and no significant assets. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor has it ever declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose and we have no intentions or plans to merge with or acquire another company to be used as a vehicle for a reverse acquisition in the foreseeable future.

Neither our Company nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We intend to develop all inclusive travel packages that will provide professional, personalized service for the visitor who travels to British Columbia from Japan and other part of Asia. A key component of the personalized service is that the personal tour guide will be fluent in the language of the visitor.

We hope to create strategic partnerships with travel and special event companies that will result in reciprocal advertising on each other's web site or other cross promotional print advertising. Additionally, we may charge these travel companies for advertisement banners on our website. The partnerships that develop will enable us to grow our customer base and expand our business to increasing exposure to our website to the consumers that view these sponsors' web sites. We have currently secured a domain name, www.sea2skytours.com and intend to work with a web site developer to develop a functional and unique site that will keep users interested in our site. We understand the importance of having a web site that is pleasing to look at and easy to navigate.

Our management will execute cross-marketing promotional tie-ins with other media and branded products in sponsorship campaigns for marketing travel related products and services on the Internet. Although we have not entered into any such agreement to date, we intend to work with established companies. We intend to establish significant co-marketing relationships to promote our service and to sponsor contests that offer travel related prizes. These programs typically involve participation with airlines, hotels, car rental agencies, cruise providers, and online service providers. We intend to enter into additional co-marketing relationships in support of our marketing strategy and to date have not entered into any such agreements.

The speciality travel services market is rapidly evolving and intensely competitive. A variety of companies, complete with varied products or services that we intend to offer, including:

     o    multilingual online travel agents much like Expedia and Travelocity;

     o individual airlines, hotels, rental car companies, cruise operators, and other travel service providers;

     o alliances and joint sales agencies formed by travel suppliers, such as Orbitz, Hotwire, and Hotel Distribution Systems, which may obtain favorable or exclusive access to certain inventory of those suppliers; and

     o    local,  regional,   national,  and  international  traditional  travel
          agencies.

As the market for specialty travel services grow, we believe the range of companies involved in the specialty travel services industry, including travel suppliers, traditional travel agencies, travel industry information providers, online portals, and e-commerce providers, will increase their efforts to develop products and services that will compete with our products and services.

Our customers will choose from tour packages that involve travel throughout British Columbia; from Vancouver to destinations such as Whistler, Victoria, Tofino, and Hope. The tours will include nature adventures; shopping sprees and relaxing, tranquil getaways. We will use bilingual guides for each package; guides who are fluent in their languages. Our management will cater to the visitors needs; including driving and booking dinner reservations.

Whistler, BC, is one of the locations that visitors can choose from, which provides adventure throughout the year. Visitors will be able to choose from snow skiing, snowboarding, snowmobile, whitewater rafting, hiking, helicopter tours, mountain biking, and swimming. A selection of four and five star accommodations is available.

Victoria is the Capital City of British Columbia and offers a more relaxing vacation involving shopping, sight seeing, sailing, kayaking, world class fishing, moped or helicopter tours and day-trips to the Buchart Gardens.

Tofino, British Columbia appeals to tourists who enjoy surfing and whale watching in the Pacific Northwest.

Hope, British Columbia, located at the mouth of the Fraser Valley, offers hot springs, rock climbing, boating, mountain biking, hiking, and helicopter tours through the mountains.

Tourism Statistics are as follows:

Visitor Volume - The number of overnight visitors to Greater Vancouver YTD December 2004 was up 7% over YTD 2003 volumes. For the most part, this increase can be attributed to the continued strength of the Asia/Pacific market (up 22.5% over YTD 2003). Travel from Europe increased (up 11.2% over YTD 2003), as did visitation from Canadians (up 6.6%) and Americans (up 2.8%). Source: Tourism Vancouver's Visitors Volume Model, Grant Thornton LLP (Data to December 2004).

Air Passenger Statistics - The number of scheduled enplaned and deplaned passengers at the Vancouver International Airport (YVR) YTD December 2004 has shown an increase of +9.4% over YTD 2003. Domestic passenger volume showed an increase of +10.4% US passenger volume increased by +2.4%, while passenger volumes from Asia Pacific increased by +19.9% over 2003 data. Figures for December also show an increase of +6% in passengers from Europe.
Source: Vancouver International Airport Authority (Data to December 2004).

Hotel Occupancy and Rate - Vancouver's room demand YTD December 2004 remained strong at 8.5%. This is a positive sign as demand was down for all of 2003. Occupancy (YTD December 2004) for downtown Vancouver was 68.6% (up 5.1% over YTD
2003) and for the GVRD it was 66.8% (up +5.1% over YTD 2003). The average daily rate has increased for downtown Vancouver by 1.8% and by 3.2% for the GVRD when compared to YTD 2003 (downtown Vancouver: $136.56; GVRD: $118.58).
Source: HVS International (Data to December 2004) & Pannnell Kerr Forster and HVS International (Data to December 2004).

Cruise Passenger Statistics - Cruise revenue passenger volumes were down 2.9% year-to-date September 2004 (YTD 2004: 925,382). There were 283 vessels YTD, compared to 306 for YTD 2003, a decrease of 7.5%. October's revenue passenger volumes were up. There were 4,594 YTD October 2004 revenue passengers (and three vessels) compared to 136 revenue passengers (and one vessel) for YTD 2003. Overall, Vancouver's 2004 cruise season yielded 929,976 revenue passengers and 286 vessels. This represents a YTD October 2004 decrease of -2.5% in revenue passengers and a -6.8% decrease in the total number of vessels compared with year-to-date October 2003.
Source: Vancouver Port Authority (Data to October 2004)

Principal Products and Services
-------------------------------

We will provide all-inclusive travel packages with a personalized assistant to take care of every aspect of the trip. This personal assistant will focus primarily on bridging the language barrier which often creates frustration for travelers. We will cater to the expressed needs of their clients providing an all inclusive travel experience. We believe that Whistler, Victoria, Tofino, and Hope provide vacation destinations along with activities for visitors to enjoy.

The Market
----------

During the first year of operations, our initial focus will be in the Japanese market. One of our directors, Misao Hamilton, was born and raised in Japan, fluently reading and speaking both Japanese and English.

Once this market has been developed, we will expand into the South East Asia markets with the inclusion of Abu Dhabi in the United Arab Emirates at a later time. Tourism statistics have shown that individuals from these diverse regions meet the age demographic of people traveling to North American and spend more money on vacations.

We will first establish a travel agency affiliate in a major city in Japan with the intent to eventually develop in five major cities overseas while continuing to market through the Internet. Printed materials will be used in other geographic locations.

Japan

Tokyo will be the major city in Japan where we will begin our marketing plan. With a population of 12,378,000 Tokyo offers the demographic most ideal for traveling to North America. Statistics show that 70% of individuals in Tokyo are between the ages of 15-64. We are directing marketing toward this demographic, as children and older seniors tend to be less active and less inclined to travel long distances for vacations.

Osaka is also a city where we will potentially establish an affiliate relationship. For the immediate future, print and direct mail, combined with the Internet will be the main tools to reach this market. Osaka has a population of 8,814,000 with 68.4% falling into the 15-64 year demographic.
Source: http://www.stat.go.jp/english/

South Korea

Seoul will be the city in South Korea where we will establish an affiliate relationship with another travel agency. Population is 20,982,273. This city has seen an increase in individual wealth over the last 20 years and is now an ideal place to market adventure tours and all-inclusive tours to the middle class. The age demographic that we are marketing towards is well established within the city with 72% falling between the ages of 15-64 years of age.
Source: http://www.nso.go.kr/eng/

Thailand

Bangkok will be the city in Thailand where we will create an affiliate relationship. Population of this city is 10,748,445 and has an immerging middle class which is more inclined to travel and spend money more so now than ever before. Thailand has many cities to market in and like the other countries print media and Internet tools will be used to create awareness of the services that we offer in cities other than Bangkok.
Source: http://web.nso.go.th/eng/

China - Hong Kong

Hong Kong will be the city in China where we will establish an affiliate program in with another travel agency. With a population of 6,898,686 and one of the most densely populated cities in the world, Hong Kong lends itself to ideal geographic and demographic opportunities for our products. With an emerging middle class this area of the world has increased its spending and is now traveling more than ever before.
Source: http://www.state.gov/r/pa/ei/bgn/2747.htm

United Arab Emirates

Abu Dhabi is the only city outside of South East Asia where we plan to create an affiliate relationship with another travel agency. Abu Dhabi attracts visitors throughout the world and has a strong international name. Individuals who live in Abu Dhabi travel often and are among the wealthiest individuals in the world. With a population of only 1.01 million people this will be the smallest city where we will be market our services.
Source: http://www.unicef.org/infobycountry/uae_statistics.html

Competition and Competitive Strategy
------------------------------------

There are many all-inclusive destination resorts for travelers from which to choose. There are also numerous competitors who offer tour packages for sale through agencies and/or web sites which will compete with us for the traveler, tourist and tour groups. These competitors include:
     o    www.vacationstogo.com
     o    www.travelocity.com
     o    www.expedia.com
     o    Flight Centers
     o    www.exitnow.ca

We are differentiated from the others by offering services that other agencies do not offer. Not only will we take care of the flights and hotels but will go further to offer services that include other personal services, including: personal chauffer, personal shopper, and event planners, all with a translator and personal assistant fulfilling the expressed requests of the guest. Our competitive advantage will be gained by providing a high service level and catering to the wishes of the guest. The goal is surpass the expectation of the guests providing an experience that is better than expected thereby leaving a lasting impression.

Distribution
------------

We will market using two key forms of advertising.

The first will be using print media, both on the Internet and in national travel publications. We will create a media presence and establishing a recognizable product for the niche market described above. Direct mail campaigns will explain the benefits of traveling with us and the added value of having a translator available to help meet specific needs. Our promotions will outline an affiliate program where agencies will be able to make a profit from selling our tours. Pictures will also accompany the brochure so people will see the natural beauty of British Columbia.

Second, we will begin cross promotions with other travel agencies encouraging reciprocal business with every travel package sold. Because the market we are marketing towards is the South East Asian market, Internet marketing will also be a major focus. By having a strong presence on the Internet, costs will remain lower than traveling to promote our services. Cross promotions will allow our products and service to reach a much wider audience than would otherwise be reached if face to face selling were needed. We will develop our website which will be modeled after the websites and efforts of www.travelocity.com and www.expedia.com.

Sources and Availability of Products and Supplies
-------------------------------------------------

Our directors, through their industry experience and connections are able to take the individual pieces and put together the various all inclusive tour packages that will be offered. Over the next year, our officers and directors will provide all aspects needed by the business for it to prosper. Hotels, accommodations, travel and other bookings will be done through us and availability is assured with the service providers that we will used. The sources and availability of the travel packages themselves are at no risk of being unavailable, as many of these packages already exist and can be outsourced. We will add the personal touch by providing the translator/tour guide/personal service provider. Clients will have the luxury of choosing from numerous options to ensure a rewarding experience.

Dependence on One or a Few Major Customers
------------------------------------------

We are not dependent on one or a few major customers. We are dependant on the middle class market of each region and their predictability to travel. Based on the limited research done on the internet we believe that the five cities that we are putting our focus into will result in a viable business assuming that the economic status stays the same or improves. If and or when economic status changes in any one of the cities, we are prepared to refocus and provide what the market demands.

Patent, Trademark, License &  Franchise Restrictions and Contractual Obligations
--------------------------------------------------------------------------------
& Concessions
-------------

There are no inherent factors or circumstances associated with this industry, or any of the products or services that will be provide that would give cause for any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals
-----------------------------------

In regards to both the retail and customer service parts of this business, the major area for government control or need for government approval would be concerning business licensing. We will ensure that affiliates have the necessary business license and are members in good standing with their local government regulators.

All of the services being offered for sale will be purchased from reputable service providers and will carry the necessary government and industry standard approvals. We do not intend to promote products or services of any business that are restricted in Canada and the United States.

Existing or Probable Government Regulations
-------------------------------------------

Other than the licensing requirements discussed above, there are no other types of government regulations existing nor are we aware of any such regulations being contemplated that adversely affect our ability to operate.

Research and Development Activities and Costs
---------------------------------------------

We do not have any plans for research and development during the term of this offering.

Compliance with Environmental Laws
----------------------------------

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to the business.

Facilities
----------

We do not own or rent facilities of any kind. At present operations are being conducted from the offices of our President, Irene Getty and she provides this space free of charge. We will continue to use this space for executive offices for the foreseeable future.

Employees
---------

We have no employees at the present time. The officers and directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of growth. There are no intentions in hiring employees until the business has been successfully launched and there is sufficient, reliable revenue flowing into our company from operations. The officers and directors will do whatever work is necessary to bring the business to the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization. In any case, management has no intention of hiring any full time employees during the first year of operations.

Forward-Looking Statements
--------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders
---------------------------

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Securities exchange Act of 1934.

The public may read and copy any materials filed wit the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Room 1580, Washington, DC 20549. The public may obtain information about the operation of the Public Reference Room by calling the Sec at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at htttp://www.sec.gov.

Item No. 17:  PLAN OF OPERATION

We are a development stage company with no operations, no revenues, no financial backing and few assets. We are in the process of establishing a business, which provides customers with an all-inclusive travel package for people looking to have adventure, relaxation, romance, or simply to escape for whatever reason, hassle free.

We do not currently have the $88,000 that is needed to fully launch our business plan, to fully develop our web site, produce the print media and other promotional campaigns. There is also no source to supply the necessary funding if unsuccessful in raising the capital through this offering. We do not expect to realize any revenues during the first three months of operations, which will not commence until after the completion of this offering of securities.

In the event that we raise only a nominal amount of money from this offering - $22,000 or less - we will endeavor to proceed with a modified plan of operations, only incurring expenses deemed necessary for the short term success of the business. We would further development our website with any remaining funds after legal and accounting costs are paid. The day to day operations would be limited to the directors attempting to find an affiliate agency willing to offer our products to their client base.

Should we be able to raise the full offering of $88,000, we will be able to fully launch our business plan. We will begin upgrading our website. This process will begin the 2nd month after this registration becomes effective and is expected to take 2 to 4 months. The initial cost will be $5,000, with a maximum total cost of $13,000 to complete the website. This website will utilize artwork and a logo and will be made available in multiple languages. It will outline the services, products, fee structure, and ordering instructions. It will also include the mission statement, brief bios on the personal assistants, pictures of locations, and contact information.

While we have not secured relationships with the hotels and service providers, we have conducted a limited amount of research regarding availability and suitability. We intend to identify specific hotels and service providers as soon as the registration in which this prospectus is included becomes effective. We expect that our travel costs to begin our promotions to begin within three months after this registration becomes effective.

We will design a promotional campaign that will be effective in each market given the diversity of the individuals in each region. The first target will be the Japanese market. The website will be the main source of promotion and facilitation for visitors booking their vacations.

We will register and list the website address with widely used search engines and directories. When registering, we plans to use meta-tags and other descriptive words to increase the likelihood of people finding the site when using search engines for a vacation. As the business grows there will be an increase in advertising, stretching to radio, television and other forms of print mediums. We understand that awareness of the website is very important in attracting visitors to Canada and we will spend the monies needed to create this awareness.

With every search engine, individuals will come across multiple websites offering services, especially for the travel industry. Having mutual links on other websites will increase the exposure we will receive. This has the potential to draw a large number of visitors and purchasers to our website. Creating mutual links is an effective means of marketing and cross promoting, as mutual links on targeted sites will expose us to existing, qualified and interested consumers. These targeted sites have already done the web marketing and branding to draw traffic to their respective websites. The site visitors are likely to follow the link to the site and potentially purchase the services offered at the new destination, which is our website.

Some of the information on our website will be provided through links to other websites, and, therefore, are not proprietary to our company. Specifically, the reservation system and its content; a carefully planned combination of commercial tools, including the following: Air, Car, Cruise, Condo and Hotel Booking Engines will be fulfilled by a third party. We will outsource the fulfillment of the travel reservation to a company who has agreements with the providers of the services offered, along with a team of experienced travel professionals who will assist our customers. There is no cost to our company for maintaining these links. Visitors to our website may utilize services that are provided or fulfilled from outsource companies from the links in the reservation system. Additionally, we maintain the domain name www.sea2sky.net, to date this site is not operational and in the future will be developed or will be programmed to seamlessly forward visitors to www.sea2skytours.com.

We will do cross promotions with other travel agencies and like-minded businesses to increase the awareness of services. Cross promotions will include working with the cruise ships that dock at Vancouver's convention center as well as using other travel packages that bring visitors to Vancouver. We intend to work with other travel agencies who will be offered incentives to sell these all-inclusive travel packages.

We plan to participate in special interest mailing lists to gain visibility among targeted audiences as well as generate traffic for the website. Special interest mailing lists are not direct lists, but instead are similar to email newsletters or on-going dialogues dedicated to special interests. E-mail messages would be sent to specific targeted mailing lists. We also plan to participate in industry related newsgroups to gain visibility and develop relationships with targeted markets. This marketing plan will unfold over the nine months following this registration becoming effective with budgeted costs beginning at $6,000 and rising to $17,000 over the course of the year.

During the first stages of our growth, the officers and directors will provide all the labor required to operate the website, travel arrangements and bookings at no additional cost. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for at least the first year of operations.

Our marketing strategy is to offer all-inclusive travel packages that feature four destination locations in Canada. Whistler, Victoria, Tofino, and Hope will be the destinations. These packages will be initially marketed to the Japanese market, with the intent to expand into the South East Asian market: Tokyo, Seoul, Bangkok, Hong Kong, and Abu Dhabi. These cities will have affiliate travel agencies in them working with us to market products and services. Other cities will have promotions such as print and direct mail but will not have affiliate travel agencies. Cross promotions with other agencies will be how we will primarily market in other cities throughout the world.

If we are unable to raise funding through this offering or from other sources the business will not be able to survive for more than a few months. In that event, it will be critical that we begin to realize sales revenues as quickly as possible.

Expenditures

During the first year of operations, management will concentrate efforts on the development of website layout, cross-promotions, and print media in order to establish a growing client base. We plan to develop the Internet business to generate sales revenue for continuing operations. Finding an affiliate company in Japan to market our products will be a priority.

Readers will note that we have already raised a total of $35,000 from the sale of 3,500,000 shares of common stock. The total amount of $35,000 has been raised from the sale of stock to affiliates, officers and directors. These shares are restricted and are not being registered in this offering. The offering expenses associated with this offering are estimated to be $30,000. As at October 15th, we had a balance of $30,934 in cash. As at October 15th, $400 had been paid towards the expenses of the offering. An additional $29,600 is required to complete the offering. Existing cash will pay for the entire outstanding balance created from this offering. None of the offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies raised from this offering will be used to finance Sea 2 Sky's plan of operations. None of the proceeds of this offering will be used to repay any existing debt.

Should we raise the entire $88,000 from this offering together with the cash remaining after the offering expenses are paid, we believe that no further funds would be required for the operation of our business for the twelve month period following the completion of this offering.

Our Budget

We have developed a budget for operations for the next twelve months after the closing of this offering as follows:

   Expenses
   ---------------------------------------------------------------------------

   Legal Counsel and Auditor                                              8,000
   Marketing and Promotion                                               20,000
   Website Development                                                   13,000
   Travel and Hospitality                                                15,000
   Computer Network, Hosting and Telecom                                  8,000
   Bookkeeping, Office and Administration                                12,000
   Office Furniture, and Equipment                                       11,000
   Miscellaneous Administration Expenses                                  1,000
                                                           ---------------------

   Total                                                               $ 88,000

While we intend to spend our funds as budgeted, we may have to reallocate based upon business needs arising in the coming year, at the discretion and judgment of our Board of Directors.


Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.


Item No. 18:  DESCRIPTION OF PROPERTY

We do not own any property, real or otherwise. For the first year, we will conduct administrative affairs from the office located in the home of our president, Irene Getty, at no cost to the company.

We do not have any investments or interests in any real estate. We do not invest in real estate mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.


Item No. 19:  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On November 16, 2005, Irene Getty, who is the founder of our company and a member of the board of directors, purchased by subscription 1,500,000 shares of common stock at a price of $0.01 per share for a total of $15,000.

The officers and directors, namely, Sandra Rose and Misao Hamilton, respectively purchased by subscription 1,000,000 share and 1,000,000 shares for a total of 2,000,000 shares of our common stock on November 29th, 2005, at a private offering price of $0.01 per share for a total of $20,000.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from our company. No assets will be, nor expected to be, acquired from any promoter on behalf of the company. We have not entered into any agreements that require disclosure to the shareholders.


Item No. 20:  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

Currently there is no public trading market for our stock, and we have not applied to have the common stock listed. We intend to apply to have the common stock quoted on the OTC Bulletin Board immediately after filing this registration statement. No trading symbol has yet been assigned. We do not have any outstanding options, warrants to purchase, or securities convertible into shares of common stock.

The offering of the shares under this prospectus of 880,000 shares at the price of $0.10 per share could have a material effect on the market price for the stock if it is approved for quotation on the OTC / BB.

We know that a total of 1,500,000 shares of the common stock may be available for resale to the public after November 16th, 2006 and all of our current issued and outstanding 3,500,000 shares of the common stock may be available for resale to the public after November 29th, 2006, subject to the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding which, in this case, will equal approximately 350,000 shares as of the date of this prospectus; or 438,000 shares if all of our shares are sold under this prospectus; or the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rules Governing Low-Price  Stocks that  May Affect Our  Shareholders' Ability to
--------------------------------------------------------------------------------
Resell Shares of Our Common Stock
---------------------------------

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. After filing the registration statement in which this prospectus is included, we intend to solicit a broker to apply for quotation of common stock on the NASD's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders
-------

As of the filing of this prospectus, we have three shareholders of record of our company's common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,500,000 shares, which may be sold pursuant to Rule 144 after November 29, 2006.

Dividends
---------

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.


Item No. 21:  EXECUTIVE COMPENSATION

Our officers have not currently received and are not accruing any compensation. Our officers anticipate that they will not receive or accrue any compensation during the first year of operations.


Item No. 22:  FINANCIAL STATEMENTS

The financial statements of Online Originals, Inc. appear on pages F-1 through F-11


Item No. 23: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

                              SEA 2 SKY CORPORATION

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                      With

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                                 AUGUST 31, 2006


                                                                         Page

   Report of Independent Registered Public Accounting Firm               F-2

   Financial Statements:

            Balance Sheet                                                F-3

            Statement of Operations                                      F-4

            Statement of Cash Flows                                      F-5

            Statement of Stockholders' Equity                            F-6

            Notes to Financial Statements                            F-7 to F-11

             Report of Independent Registered Public Accounting Firm


Board of Directors
Sea 2 Sky Corporation

We have audited the accompanying balance sheet of Sea 2 Sky Corporation, as of August 31, 2006, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from November 16, 2005 (inception) to August 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sea 2 Sky Corporation as of August 31, 2006, and the results of its operations and cash flows for the period from November 16, 2005 (inception) to August 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3, the Company has no business operations to date and must secure additional financing to commence the Company's plan of operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SCHUMACHER & ASSOCIATES, INC.

Denver, Colorado
November 14, 2006

                              SEA 2 SKY CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET


                                                                 August 31, 2006

                                     ASSETS

Current
    Cash                                                             $   33,441
                                                                     -----------
 Total Current Assets                                                    33,441
                                                                     -----------

 Total Assets                                                        $   33,441
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
     Accrued liabilities                                             $    3,000
                                                                     -----------
    Total Current Liabilities                                             3,000
                                                                     -----------

Commitments and Contingencies (Notes 3 and 6)

STOCKHOLDERS' EQUITY

Capital Stock
     Authorized:
         75,000,000 common shares, par value $0.001 per share
     Issued and outstanding:
          3,500,000 common shares                                         3,500

     Additional paid-in capital                                          31,500

Deficit Accumulated During the Development Stage                         (4,559)
                                                                     -----------
    Total Stockholders' Equity                                           30,441
                                                                     -----------

Total Liabilities and Stockholders' Equity                           $   33,441
                                                                     ===========

        The accompanying notes are an integral part of these statements.
                                       F-3

                              SEA 2 SKY CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

          PERIOD FROM INCEPTION, NOVEMBER 16, 2005, TO AUGUST 31, 2006



                                                   Cumulative amounts from Date
                                                   of Incorporation on November
                                                    16, 2005 to August 31, 2006
                                                  ------------------------------

Revenue                                           $                  -
                                                  ------------------------------

Expenses
     Organizational costs                                         1,153
     Professional fees                                            3,125
     Office and administration                                      282
                                                  ------------------------------
                                                                  4,559
                                                  ------------------------------

Net Loss from Operations                                         (4,559)
                                                  ------------------------------

Other Income
     Interest Income                                                  -
                                                  ------------------------------


Net Loss For The Period                                          (4,559)
                                                  ==============================


Basic And Diluted Loss Per Share                                     Nil
                                                  ==============================


Weighted Average Number Of Shares Outstanding                 3,410,035
                                                  ==============================


        The accompanying notes are an integral part of these statements.
                                      F-4


                                  SEA 2 SKY CORPORATION
                              (A Development Stage Company)

                                 STATEMENT OF CASH FLOWS

              PERIOD FROM INCEPTION, NOVEMBER 16, 2005, TO AUGUST 31, 2006


                                                                      Cumulative amounts from Date of
                                                                       Incorporation on November 16,
                                                                          2005 to August 31, 2006
-------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss for the period                                       $                (4,559)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating
Activities
     Accounts payable and accrued liabilities                                        3,000
                                                                   ------------------------------------
                                                                                    (1,559)
                                                                   ------------------------------------

Cash Flows From Financing Activity
    Issuance of common shares                                                       35,000
                                                                   ------------------------------------

Increase in Cash during the Period                                                  33,441

Cash, Beginning Of Period                                                                -
                                                                   ------------------------------------

Cash, End Of Period                                                                 33,441
                                                                   ====================================


Supplemental Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                                  $                     -
         Income taxes                                                                    -
                                                                   ====================================



            The accompanying notes are an integral part of these statements.
                                          F-5


                                      SEA 2 SKY CORPORATION
                                  (A Development Stage Company)

                                STATEMENT OF STOCKHOLDERS' EQUITY

                                         AUGUST 31, 2006



                                                                                         DEFICIT
                                                CAPITAL STOCK                          ACCUMULATED
                              ---------------------------------------------------
                                                                 ADDITIONAL             DURING THE
                                                                   PAID-IN             DEVELOPMENT
                                  SHARES         AMOUNT            CAPITAL                STAGE               TOTAL
                              --------------------------------------------------------------------------------------
November 16, 2005 - Shares
  issued for cash at $0.01        1,500,000   $     1,500    $        13,500      $             -    $       15,000
November 29, 2005 - Shares

Net loss for the period
ended August 31, 2006                                                                      (4,559)           (4,559)
                              --------------------------------------------------------------------------------------

Balance, August 31, 2006          3,500,000   $     3,500    $        31,500      $        (4,559)   $       30,441
                              ======================================================================================





                The accompanying notes are an integral part of these statements.
                                              F-6

                             SEA TO SKY CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2006


1.       NATURE AND CONTINUANCE OF OPERATIONS

     a)  Organization
         The Company was incorporated in the State of Nevada, United States of America, on November 16, 2005. The Company's year end is August 31st.

     b)  Development Stage Activities
         The Company is in the development stage and has not yet realized any revenues from its planned operations. Sea 2 Sky's business plan is to provide personal guided tours to tourists who travel to North America by way of British Columbia, Canada.

         Based upon the Company's business plan, it is a development stage enterprise. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.


2.   SIGNIFICANT ACCOUNTING POLICIES

         This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements. The financial statements are stated in United States of America dollars.

         a)   Organizational and Start-up Costs
              Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

         b)   Income Taxes
              The Company has adopted the Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         c)   Basic and Diluted Loss per Share
              In accordance with SFAS No. 128 - "Earnings per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common

                             SEA TO SKY CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2006

              shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2006, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

         d)   Estimated Fair Value of Financial Instruments
              The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

         e)   Revenue Recognition
              The company has had no revenues to date. It is the Company's policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition." Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

         f)   Currency
              The  functional  currency  of the  Company  is the  United  States
              Dollar.

         g)   Use of Estimates
              The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

         h)   Cash and Cash Equivalents
              The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

         i)   Concentrations
              Financial instruments that potentially subject the company to concentrations of credit risk consist principally of cash and cash equivalents. At August 31, 2006, the Company had no amounts of cash or cash equivalents in financial institutions in excess of amounts insured by agencies of the U.S. Government.

         j)   Earnings (Loss) Per Share
              Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

                             SEA TO SKY CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2006

         k)   Recent Accounting Pronouncements
              In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

               In December 2004, the Financial Accounting Standards Board (FASB) issued FAS 123(R), Shareholder Based Payments, that, upon implementation, will impact the Company's net earnings and earnings per share, and change the classification of certain elements of the statement of cash flows. FAS 123(R) requires stock options and other share-based payments made to employees to be accounted for as compensation expense and recorded at fair value, and to reflect the related tax benefit received upon exercise of the options in the statement of cash flows as a financing activity inflow rather than an adjustment of operating activity as currently presented. Consistent with provisions of the new standard, the Company adopted FAS 123(R).

              There were various other accounting standards and interpretations issued during 2006 and 2005, none of which are expected to have a material impact on the Company's consolidated financial position, operations or cash flows.


         l)   Other
              The Company consists of one reportable business segment. The Company paid no dividends during the periods presented.


3.       BASIS OF PRESENTATION - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern. However, the Company has no business operations to date and must secure additional financing to commence the Company's plan of operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. In view of these matters, the ability to continue as a going concern is dependent upon the Company's ability to meet its financing requirements, raise additional capital,

                             SEA TO SKY CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2006

         and the success of its future operations. The Company intends to acquire additional operating capital through equity offerings to the public to fund its business plan. There is no assurance that the equity offerings will be successful in raising sufficient funds to commence operations or to assure the eventual profitability of the Company. Management believes that actions planned and presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

         The financial statements do not include any adjustments that might result from these uncertainties.

4.       COMMON STOCK

         The Company's authorized common stock consists of 75,000,000 shares with a par value of $0.001 per share.

         On November 16, 2005, the Company issued 1,500,000 shares of common stock at a price of $0.01 for cash totaling $15,000.

         On November 29, 2005, the Company issued 2,000,000 shares of common stock at a price of $0.01 for cash totaling $20,000.


5.       INCOME TAXES

         The Company is subject to foreign and domestic income taxes. The Company has had no income, and therefore has paid no income tax.

         Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss (NOL) carry-forwards. The net operating loss carry forwards expire in 2013. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry-forwards. Net operating loss carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

         The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:


                                                      Estimated Tax                    Change in
                    Estimated NOL       NOL           Benefit from    Valuation        Valuation     Net Tax
 Period Ending      Carry-forward       Expires           NOL         Allowance        Allowance     Benefit
August 31, 2006         4,559                2013           1,140         (1,140)        (1,140)        --

                             SEA TO SKY CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2006

         Income taxes at the statutory rate are reconciled to the Company's actual income taxes as follows:

        Income tax benefit at statutory rate resulting from net operating
        loss carry-forward                                                (25%)
        Deferred income tax valuation allowance                            25%
                                                                      ----------
        Actual tax rate                                                    0%
                                                                      ==========

6.  RELATED PARTY TRANSACTIONS

     The Company uses the offices of its President for its minimal office facility needs for no consideration. No provision for these costs has been provided since it has been determined that they are immaterial.

7.  SUBSEQUENT EVENTS

      The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 880,000 common shares at $0.10 per share.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     Dealer Prospectus Delivery Requirements

         Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sea 2 Sky officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Sea 2 Sky Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors,
(c) is provided by us, in sole discretion, pursuant to the powers vested under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Sea 2 Sky has expended, or will expend fees in relation to this registration statement as detailed below:


   ========================================================================================
   Expenditure Item                                                  Amount
   ----------------------------------------------------------------------------------------
   Attorney Fees                                                                    $13,000
   ----------------------------------------------------------------------------------------
   Audit Fees                                                                        13,000
   ----------------------------------------------------------------------------------------
   Transfer Agent                                                                     2,500
   ----------------------------------------------------------------------------------------
   SEC Registration, Printing Costs, office and Miscellaneous
   Administrative Expenses                                                            1,500
   ----------------------------------------------------------------------------------------
   Total                                                                            $30,000
   ========================================================================================


RECENT SALES OF UNREGISTERED SECURITIES

Sea 2 Sky has sold securities within the past three years without registering the securities under the Securities Act of 1933 on three separate occasions.

Irene Getty purchased by subscription 1,500,000 shares of common stock from our company on November 16th, 2005 for $15,000. No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Ms. Getty's shares continue to be subject to Rule 144 of the Securities Act of 1933.

On November 29th, 2005, a private offering was completed, under which 2,000,000 shares of common stock were sold by subscription at a price of $0.01 per share to 2 shareholders for an additional $20,000. No underwriters were used, and no commissions or other remuneration were paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

We qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither our company nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from. We exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company's formation, on November 16th, 2005, to the date of this Registration Statement.


   ===========================================================================
   Stock Purchaser's Name       Date of Purchase        Total Number of Shares
                                                        Purchased
   ---------------------------------------------------------------------------
   Irene Getty                  November 16th, 2005                  1,500,000
   ---------------------------------------------------------------------------
   Sandra Rose                  November 29, 2005                    1,000,000
   ---------------------------------------------------------------------------
   Misao Hamilton               November 29, 2005                    1,000,000
   ---------------------------------------------------------------------------
   Total                                                             3,500,000
   ===========================================================================

Exhibits

         Number       Description
         ------       -----------
         3.1          Articles of Incorporation.                Filed Herewith
         3.2          Bylaws.                                   Filed Herewith
         5            Opinion re: Legality.                     Filed Herewith
         23.1         Consent of Attorney.                      Filed Herewith
         23.2         Consent of Accountant                     Filed Herewith
         24           Power of Attorney                         Filed Herewith


UNDERTAKINGS

Sea 2 Sky hereby undertakes the following:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, our company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surrey, Province of British Columbia, Canada, on November 27, 2006.

SEA 2 SKY CORPORATION


 /s/ Irene Getty                                             November 27, 2006
---------------------------------
Irene Getty
President, Principle Executive Officer



 /s/ Sandra Rose                                             November 27, 2006
---------------------------------
Sandra Rose
Secretary/Treasurer, Principle Financial Officer and Principal Accounting
Officer





In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.




 /s/ Irene Getty                                             November 27, 2006
---------------------------------
Irene Getty
Director




 /s/ Sandra Rose                                             November 27, 2006
---------------------------------
Sandra Rose
Director




 /s/ Misao Hamilton                                          November 27, 2006
------------------------------
Misao Hamilton
Director